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                                                                      EXHIBIT 12


                      EQUITY RESIDENTIAL PROPERTIES TRUST
     Consolidated and Combined Historical, Including Predecessor Business Earnings to Combined Fixed Charges and Preferred Distributions Ratio

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                                                                                          Historical
                                                          --------------------------------------------------------------------------
                                                          06/30/97   06/30/96   12/31/96   12/31/95   12/31/94   12/31/93   12/31/92
                                                          --------------------------------------------------------------------------
                                                                                    (Amounts in thousands)
REVENUES
 Rental income                                            $290,799   $209,239   $454,412   $373,919   $220,727   $104,388   $86,597
 Fee income - outside managed                                3,110      3,303      6,749      7,030      4,739      4,651     4,215
 Interest income - investment in mortgage notes              8,011      5,866     12,819      4,862          -          -         -
 Interest and other income                                   4,404      1,180      4,405      4,573      5,568      3,031     2,161
                                                          --------   --------   --------   --------   --------   --------   -------

    Total revenues                                         306,324    219,588    478,385    390,384    231,034    112,070    92,973
                                                          --------   --------   --------   --------   --------   --------   -------

EXPENSES
 Property and maintenance                                   70,760     59,217    127,172    112,186     66,534     35,324    30,680
 Real estate taxes and insurance                            29,667     21,229     44,128     37,002     23,028     11,403    10,274
 Property management                                        11,819      8,800     17,512     15,213     10,249      3,491     2,912
 Property management - non-recurring                             -          -          -          -        879          -         -
 Fee and asset management                                    1,569      2,126      3,837      3,887      2,056      2,524     2,403
 Depreciation                                               62,775     42,933     93,253     72,410     37,273     15,384    13,442
 Interest:
    Expense incurred                                        50,924     37,024     81,351     78,375     37,044     26,042    31,926
    Amortization of deferred financing costs                 1,220      1,895      4,242      3,444      1,930      3,322     2,702
 Refinancing costs                                               -          -          -          -          -      3,284         -
 General and administrative                                  6,206      4,105      9,857      8,129      6,053      3,159     1,915
                                                          --------   --------   --------   --------   --------   --------   -------

    Total expenses                                         234,940    177,329    381,352    330,646    185,046    103,933    96,254
                                                          --------   --------   --------   --------   --------   --------   -------

Income (loss) before extraordinary items                  $ 71,384   $ 42,259   $ 97,033   $ 59,738   $ 45,988   $  8,137   $(3,281)
                                                          ========   ========   ========   ========   ========   ========   =======

Combined Fixed Charges and Preferred Distributions:
 Interest and other financing costs                       $ 50,924   $ 37,024   $ 81,351   $ 78,375   $ 37,044   $ 26,042   $31,926
 Refinancing costs                                               -          -          -          -          -      3,284         -
 Amortization of deferred financing costs                    1,220      1,895      4,242      3,444      1,930      3,322     2,702
 Preferred distributions                                    20,939     12,874     29,015     10,109          -          -         -
                                                          --------   --------   --------   --------   --------   --------   -------

Total Combined Fixed Charges
 and Preferred Distributions                              $ 73,083   $ 51,793   $114,608   $ 91,928   $ 38,974   $ 32,648   $34,628
                                                          ========   ========   ========   ========   ========   ========   =======
Earnings before combined fixed charges
 and preferred distributions                              $123,528   $ 81,178   $182,626   $141,557   $ 84,962   $ 40,785   $31,347
                                                          ========   ========   ========   ========   ========   ========   =======

Funds from operations before combined fixed
 charges and preferred distributions                      $186,303   $124,111   $275,879   $213,967   $122,235   $ 56,169   $44,789
                                                          ========   ========   ========   ========   ========   ========   =======

Ratio of earnings before combined fixed charges
 and preferred distributions to combined fixed charges
 and preferred distributions                                  1.69       1.57       1.59       1.54       2.18       1.25      0.91
                                                          ========   ========   ========   ========   ========   ========   =======

Ratio of funds from operations before combined fixed
 charges and preferred distributions to combined fixed
 charges and preferred distributions                          2.55       2.40       2.41       2.33       3.14       1.72      1.29
                                                          ========   ========   ========   ========   ========   ========   =======

Earnings deficiency to cover fixed charges                    N/A        N/A        N/A        N/A        N/A        N/A     (3,281)
                                                          ========   ========   ========   ========   ========   ========   =======
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